Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $6.75 for the Fiscal Year Ended September 30, 2014

OMAHA, Neb.--(BUSINESS WIRE)--November 7, 2014--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $6.75 on net income available to common shareholders of $4.8 million for the fiscal year ended September 30, 2014. AMCON earned $2.57 per fully diluted share on net income available to common shareholders of $1.8 million for the fourth fiscal quarter ended September 30, 2014.

“We are pleased with our results for fiscal 2014. Our relentless focus on customer service and reliability has enabled us to maintain our leadership position in the convenience distribution industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We believe our focused strategic plan and customer centric philosophy are essential elements critical to navigating this challenging business environment. Our objective is to deliver attractive risk adjusted rates of return on the capital we employ. To support this objective we continue to invest in foodservice and information technology which drives the profitability of our customers.”

The wholesale distribution segment reported revenues of $1.2 billion and operating income before depreciation and amortization of $15.6 million for fiscal 2014, and revenues and operating income before depreciation and amortization of $328.0 million and $4.6 million, respectively, for the fourth fiscal quarter of fiscal 2014. The retail health food segment reported revenues of $34.3 million and operating income before depreciation and amortization of $1.3 million for fiscal 2014, and revenue of $8.1 million and operating income before depreciation and amortization of $0.2 million for the fourth fiscal quarter of 2014.

“Our emphasis on building long term relationships continues to provide us with a significant competitive advantage,” said Kathleen Evans, President of AMCON’s Wholesale Distribution Segment. Evans continued, “This is clearly evident based on our positive fall trade show response which will provide considerable momentum as we enter fiscal 2015. We are very excited about the completion of our plant expansion in Rapid City, South Dakota that will serve our foodservice growth plans in the region.”

“The Retail Health Food industry continues to grow. However, with this growth there has been substantial new competition enter our markets which has pressured revenues,” said Eric Hinkefent, President of AMCON’s Retail Health Food segment. “We have taken an aggressive approach to rationalize our operating expenses in light of the competitive environment and are looking at alternative ways to maintain our margins,” added Hinkefent.

“We are very focused on increasing our shareholders’ equity per share and maintaining high levels of balance sheet liquidity. Debt reduction is an important priority for us because it improves our debt to equity ratio. At September 30, 2014 our shareholders’ equity was $55.4 million, resulting in adjusted book value per share of $80.62. We turned our inventory twenty-six times and consolidated debt was reduced to $19.2 million. This was after share repurchases and plant expansions totaling $5.5 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “The Rapid City plant expansion brings a number of important benefits including increased efficiencies and the enhanced ability to service the thriving foodservice sector. We continue to place a high priority on the development of information technology for internal and external purposes. These are important investments in the future of our business,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,
	2014	2013
ASSETS
Current assets:
Cash	$99,922	$275,036
Accounts receivable, less allowance for doubtful accounts of $0.8 million at 2014 and $1.1 million at 2013	33,286,932	28,383,205
Inventories, net	43,635,266	46,125,187
Deferred income taxes	1,606,168	1,831,933
Prepaid and other current assets	5,034,570	5,001,992
Total current assets	83,662,858	81,617,353
Property and equipment, net	13,763,140	13,088,859
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,455,978	4,820,978
Other assets	448,149	497,882
	$108,679,952	$106,374,899
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,412,895	$15,859,636
Accrued expenses	6,891,308	6,714,444
Accrued wages, salaries and bonuses	2,647,969	2,754,136
Income taxes payable	1,603,614	1,922,351
Current maturities of long-term debt	341,190	998,788
Total current liabilities	27,896,976	28,249,355
Credit facility	15,081,783	14,841,712
Deferred income taxes	3,484,204	3,327,010
Long-term debt, less current maturities	3,735,702	4,076,892
Other long-term liabilities	139,003	239,396
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both September 2014 and September 2013	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at September 30, 2014 and September 30, 2013, and a total liquidation preference of $0.4 million at both September 2014 and September 2013	400,000	400,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $0.01 par value, 3,000,000 shares authorized, 602,411 shares issued and outstanding at September 2014 and 623,115 shares issued and outstanding at September 2013	6,677	6,543
Additional paid-in capital	13,571,909	12,502,135
Retained earnings	47,829,201	43,532,812
Treasury stock at cost	(5,965,503)	(3,300,956)
Total shareholders’ equity	55,442,284	52,740,534
	$108,679,952	$106,374,899

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2014	2013
Sales (including excise taxes of $387.8 million and $386.4 million, respectively)	$1,236,755,388	$1,211,052,634
Cost of sales	1,160,248,793	1,133,695,309
Gross profit	76,506,595	77,357,325
Selling, general and administrative expenses	64,723,824	63,880,109
Depreciation and amortization	2,386,402	2,412,613
	67,110,226	66,292,722
Operating income	9,396,369	11,064,603
Other expense (income):
Interest expense	935,360	1,108,146
Other (income), net	(130,519)	(277,215)
	804,841	830,931
Income from operations before income tax expense	8,591,528	10,233,672
Income tax expense	3,632,000	4,375,000
Net income	4,959,528	5,858,672
Preferred stock dividend requirements	(195,105)	(205,218)
Net income available to common shareholders	$4,764,423	$5,653,454

Basic earnings per share available to common shareholders:	$7.81	$9.08

Diluted earnings per share available to common shareholders:	$6.75	$7.79

Basic weighted average shares outstanding	610,392	622,904
Diluted weighted average shares outstanding	735,227	751,812

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,959,528	$5,858,672
Adjustments to reconcile income from operations to net cash flows from operating activities:
Depreciation	2,021,402	2,047,613
Amortization	365,000	365,000
Gain on sale of property and equipment	(59,449)	(56,829)
Equity-based compensation	1,406,033	1,303,310
Deferred income taxes	382,959	(221,694)
Recoveries for losses on doubtful accounts	(317,000)	(55,000)
Provision (recoveries) for losses on inventory obsolescence	44,695	(91,494)
Other	(8,045)	(93,328)
Changes in assets and liabilities:
Accounts receivable	(4,586,727)	4,353,630
Inventories	3,403,156	(7,669,072)
Prepaid and other current assets	(32,578)	1,474,710
Other assets	49,733	232
Accounts payable	591,478	(1,391,539)
Accrued expenses and accrued wages, salaries and bonuses	(238,994)	181,294
Income taxes payable	(318,737)	(272,615)
Net cash flows from operating activities	7,662,454	5,732,890
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,796,326)	(2,113,426)
Proceeds from sales of property and equipment	192,373	179,662
Acquisitions	(996,803)	—
Net cash flows from investing activities	(3,600,756)	(1,933,764)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	240,071	487,980
Principal payments on long-term debt	(998,788)	(1,182,829)
Repurchase of common stock and Series B Convertible Preferred Stock	(2,664,547)	(2,572,085)
Dividends paid on convertible preferred stock	(195,105)	(205,218)
Dividends on common stock	(468,034)	(469,895)
Withholdings on the exercise of equity-based awards	(150,409)	(73,430)
Net cash flow from financing activities	(4,236,812)	(4,015,477)
Net change in cash	(175,114)	(216,351)
Cash, beginning of year	275,036	491,387
Cash, end of year	$99,922	$275,036

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$946,881	$1,115,991
Cash paid during the year for income taxes	3,567,778	4,867,986

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$34,985	$73,204
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,154,869	1,389,258
Conversion by holders of Series B Convertible Preferred Stock to common stock	—	100,000
Common stock acquired with other consideration	—	760,871

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2014

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$305,626	$272,422	$322,648	$336,060

Gross profit	19,641	17,620	19,295	19,951

Income from operations before income tax expense	2,253	995	2,250	3,093

Net income	1,288	531	1,260	1,880

Preferred stock dividend requirements	(49)	(48)	(49)	(49)

Net income available to common shareholders	$1,239	$483	$1,211	$1,831

Basic earnings per share available to common shareholders	$1.99	$0.79	$2.00	$3.04

Diluted earnings per share available to common shareholders	$1.73	$0.72	$1.73	$2.57

FISCAL YEAR 2013

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$302,218	$274,568	$316,031	$318,235

Gross profit	19,230	18,297	19,811	20,020

Income from operations before income tax expense	2,533	2,125	2,887	2,689

Net income	1,463	1,214	1,632	1,549

Preferred stock dividend requirements	(59)	(48)	(49)	(49)

Net income available to common shareholders	$1,403	$1,166	$1,584	$1,500

Basic earnings per share available to common shareholders	$2.26	$1.87	$2.54	$2.41

Diluted earnings per share available to common shareholders	$1.90	$1.63	$2.19	$2.07

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or converted. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units.”
September 2014
Number of common shares outstanding at September 30, 2014	602,411
Total shareholders’ equity at September 30, 2014	$55,442,284

Book value per share at September 30, 2014	$92.03

September 2014
Number of common shares outstanding at September 30, 2014	602,411
Add: common shares potentially issuable for stock options, convertible preferred stock, and unvested restricted stock units /1/	173,208
775,619

Total shareholders’ equity at September 30, 2014	$55,442,284
Equity impact if all potential common shares were converted /1/	7,089,656
$62,531,940

Adjusted book value per share at September 30, 2014	$80.62

/1/	Assumes the exercise of all vested and unvested stock options, conversion of all preferred stock, and vesting of all outstanding restricted stock units at September 30, 2014.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727